Exhibit 10.28

SECOND AMENDMENT

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this December 30, 2011, by and between SILICON VALLEY BANK (“Bank”) and PEREGRINE SEMICONDUCTOR CORPORATION, a Delaware corporation (“Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of June 30, 2010 (as amended from time to time, including by that certain First Amendment to Second Amended and Restated Loan and Security Agreement dated as of April 22, 2011, as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) extend additional credit; (ii) extend the maturity date and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.2 (Letters of Credit Sublimit). Section 2.1.2 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

(i) “2.1.2 Intentionally Omitted.”

2.2 Section 2.1.3 (Foreign Exchange Sublimit). Section 2.1.3 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“2.1.3 Intentionally Omitted.”

2.3 Section 2.1.4 (Cash Management Services Sublimit). Section 2.1.4 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“2.1.4 Intentionally Omitted”

2.4 Section 2.1.6 (Facility B Equipment Advances). New Section 2.1.6 hereby is added to the Loan Agreement as follows:

“2.16 Facility B Equipment Advances.

(a) Availability. Subject to the terms and conditions of this Agreement, during the Facility B Draw Period, Bank shall make advances (each, an “Facility B Equipment Advance” and, collectively, “Facility B Equipment Advances”) not exceeding the Facility B Equipment Line. Facility B Equipment Advances may only be used to finance Eligible Equipment purchased within ninety (90) days (determined based upon the applicable invoice date of such Eligible Equipment) before the date of each Facility B Equipment Advance; provided however, the initial Facility B Equipment Advance (which must be made no later than ninety (90) days after the Second Amendment Effective Date) may be used to finance Eligible Equipment purchased no earlier than April 1, 2011. All Eligible Equipment must have been new when purchased by Borrower, except for such Eligible Equipment that is disclosed in writing to Bank by Borrower, and that Bank in its sole discretion has agreed to finance, prior to being financed by Bank. No Facility B Equipment Advance may exceed one hundred percent (100%) of the total invoice for Eligible Equipment (excluding taxes, shipping, warranty charges, freight discounts and installation expenses relating to such Eligible Equipment except to the extent such are allowed to be financed pursuant hereto as Other Equipment). Unless otherwise agreed to by Bank, not more than twenty percent (20%) of the proceeds of the Facility B Equipment Line shall be used to finance Other Equipment. Each Facility B Equipment Advance must be in an amount equal to the lesser of Two Hundred Thousand Dollars ($200,000) or the amount that has not yet been drawn under the Facility B Equipment Line. After repayment, no Facility B Equipment Advance may be reborrowed.

(b) Repayment. Each Facility B Equipment Advance shall immediately amortize and be payable in thirty six (36) equal payments of principal and interest beginning on the first (1’) day of the month following the making of such Facility B Equipment Advance and continuing on the same day of each month thereafter until paid in full. Notwithstanding the foregoing, all unpaid principal and interest on each Facility B Equipment Advance shall be due on the applicable Facility B Equipment Maturity Date.”

2.5 Section 2.2 (Overadvances). Section 2.2 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“2.2 Overadvances. If, at any time, the outstanding principal amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess.”

2.6 Section 2.3 (Payment of Interest on the Credit Extensions). Section 2.3(a) of the Loan Agreement hereby is amended by adding a new subsection (iii) thereto to read as follows:

“(iii) Facility B Equipment Advances. Subject to Section 2.3(b), the principal amount outstanding for each Facility B Equipment Advance shall accrue interest at a fixed per annum rate equal to four and three quarters percent (4.75%) which interest shall be payable monthly.”

2.7 Section 2.4 (Fees). Sections 2.4(a) and 2.4(b) of the Loan Agreement hereby are amended and restated in their entirety to read as follows:

“(a) Revolving Line Commitment Fee. A fully earned, non-refundable commitment fee of (i) Twenty Five Thousand Dollars ($25,000) on the Second Amendment Effective Date and (ii) Twenty Thousand Dollars ($20,000) on each anniversary thereof;

(b) Facility B Equipment Line Loan Fees. A fully earned, non-refundable loan fee of Twenty Thousand Dollars ($20,000) on the Second Amendment Effective Date,”

2.8 Section 2.4 (Fees). Section 2.4(c) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(c) Intentionally Omitted.”

2.9 Section 3.5 (Procedures for Borrowing). Section 3.5(b) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(b) Equipment Advances and Facility B Equipment. Subject to the prior satisfaction of all other applicable conditions to the making of an Equipment Advance or Facility B Equipment Advance set forth in this Agreement, to obtain an Equipment Advance or Facility B Equipment Advance, Borrower must notify Bank (which notice shall be irrevocable) by electronic mail or facsimile no later than 12:00 p.m. Pacific time one (1) Business Day before the proposed Funding Date. The notice shall be a Payment/Advance Form, must be signed by a Responsible Officer or designee, and shall include a copy of the invoice for the Equipment being financed. If Borrower satisfies the conditions of each Equipment Advance or Facility B Equipment Advance, Bank shall disburse such Equipment Advance or Facility B Equipment Advance by transfer to the Designated Deposit Account.”

2.10 Section 4.1 (Grant of Security). The following new paragraphs hereby are added to the end of Section 4.1 of the Loan Agreement as follows:

“Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that may have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Bank shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower. In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to one hundred ten percent (110%) of the Dollar Equivalent of the face amount of a]] such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.”

2.11 Section 5.3 (Accounts Receivable; Inventory). The second paragraph of Section 5.3 of the Loan Agreement hereby is deleted in its entirety.

2.12 Section 6.6 (Operating Accounts). Section 6.6 of the Loan Agreement hereby is amended by deleting the phrase “Twenty Five Million Dollars ($25,000,000)” and replacing it with the phrase “Forty Million Dollars ($40,000,000)”.

2.13 Section 6.7 (Financial Covenants). Section 6.7 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.7 Financial Covenants. Maintain at all times, to be tested as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower:

(a) Tangible Net Worth. A Tangible Net Worth of at least the Base TNW Amount increasing annually as of the first (1st) day of each calendar year by (i) fifty percent of the gross proceeds received by Borrower from the sale of its equity securities received after the Second Amendment Effective Date and (ii) fifty percent (50%) of the prior twelve (12) months Net Income, beginning with the January 2013 measuring period.

(b) Liquidity Coverage. A ratio of (i) unrestricted cash plus Eligible Accounts to (ii) all Indebtedness owing from Borrower to Bank of at least 1.90 to 1.0.

(c) EBITDA. EBITDA, measured monthly on a trailing nine (9) month basis of not less than (i) Nine Hundred Thousand Dollars ($900,000) for each monthly measuring period from September 2012 through May 2013; (ii) One Million One Hundred Thousand Dollars ($1,100.000) for each monthly measuring period from June 2013 through August 2013; (iii) One Million Three Hundred Thousand Dollars (51,300,000) for each monthly measuring period from September 2013 through November 2013; and (iv) One Million Five Hundred Thousand Dollars ($1,500.000) for each monthly measuring period thereafter.”

2.14 Section 8 (Events of Default). Section 8.3 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“8.3 Soitec Offset. Any Account where Soitec is the Account Debtor is offset by any amounts owing from Borrower to Soitec.”

2.15 Section 9.1 (Rights and Remedies). Sections 9.1(c) and 9.1(d) of the Loan Agreement hereby are amended and restated in their entireties to read as follows:

“(c) for any Letters of Credit, demand that Borrower (i) deposit cash with Bank in an amount equal to one hundred ten percent (110%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d) terminate any FX Contracts;”

2.16 Section 12.8 (Survival). Section 12.8 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“12.8 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. The grant of security interest by Borrower in Section 4.1 shall survive until the termination of all Bank Services Agreements, and the obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.”

2.17 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 hereby are added or amended in their entirety and replaced with the following:

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Base TNW Amount” is (i) Twenty Five Million Dollars ($25,000,000) at all times from the Second Amendment Effective Date through the June 2012 measuring period and (ii) Twenty Seven Million Five Hundred Thousand Dollars ($27,500,000) at all times thereafter.

“Borrowing Base” is (a) eighty five percent (85%) of Eligible Accounts plus (b) Three Million Five Hundred Thousand Dollars ($3,500,000) of non-formula availability, all as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing amounts and/or percentages in its good faith business judgment.

“Credit Extension” is any Advance, Equipment Advance, Facility B Equipment Advance, or any other extension of credit by Bank for Borrower’s benefit.

“EBITDA” means earnings before income taxes, depreciation, amortization and stock based compensation expense, all determined in accordance with GAAP.

“Facility B Draw Period” is the period of time from the Second Amendment Effective Date through the earlier to occur of (a) December 31, 2012 or (b) an Event of Default.

“Facility B Equipment Advance” is defined in Section 2.1.6(a).

“Facility B Equipment Line” is a Facility B Equipment Advance or Facility B Equipment Advances in an aggregate amount of up to Two Million Dollars ($2,000,000), which amount shall be increased to an aggregate amount of up to Four Million Dollars ($4,000,000) provided that (i) no Event of Default has occurred and is continuing and (ii) Borrower has been in compliance with the provisions of Section 6.7 hereof from the Second Amendment Effective Date through the July 2012 measuring period.

“Facility B Equipment Maturity Date” is, for each Facility B Equipment Advance, a date thirty six (36) months after such Facility B Equipment Advance, but no later than December 1, 2015.

“Financed Equipment” is all present and future Eligible Equipment in which Borrower has any interest which is financed by an Equipment Advance or Facility B Equipment Advance.

“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.

“Loan Amount” in respect of each Equipment Advance or Facility B Equipment Advance, as the case may be, is the original principal amount of such Equipment Advance or Facility B Equipment Advance, as the case may be.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificate, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.

“Revolving Line” is an Advance or Advances in an amount equal to Twenty Million Dollars ($20,000,000).

“Revolving Line Maturity Date” is December 30, 2014.

“Second Amendment Effective Date” is December 30, 2011.

“Soitec” means Soitec Société anonyme, a company organized under the laws of France.

2.18 Section 13 (Definitions). Subsection (e) of the definition of “Eligible Accounts” in Section 13 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(e) Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise—sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts); other than in respect of Accounts where the Account Debtor is Soitec, which Accounts shall be eligible in an amount up to Five Hundred Thousand Dollars ($500,000) as of the Second Amendment Effective Date and increasing to One Million Dollars ($1,000,000) on or after July 31, 2012 so long as (i) no Event of Default has occurred and is continuing and (ii) Borrower has been in compliance with the provisions of Section 6.7 for the immediately preceding six (6) months;”

2.19 Section 13 (Definitions). Subsection (t) of the definition of “Eligible Accounts” in Section 13 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(t) Accounts owing from an Account Debtor, whose total obligations to Borrower exceed forty percent (40%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing; and”

2.20 Section 13 (Definitions). Subsection (m) of the definition of “Permitted Investments” in Section 13 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(m) Other Investments consisting of cash and other Collateral transfers relating to the ordinary course operational needs and requirements of Borrower’s foreign Subsidiaries, consistent, in any event, with past business practices of Borrower, and with such Subsidiaries consisting of Peregrine Semiconductor Europe, S.A.S., and, Peregrine Semiconductor K.K., provided that no such Investments may be made while a Default or an Event of Default is occurring or would otherwise arise upon the making thereof, provided, further, it is understood and agreed that the equipment being purchased hereunder with the proceeds of Equipment Advances or Facility B Equipment Advances may be located in the United States, Australia or other countries in Asia and constitutes a Permitted Investment hereunder; provided, further, no such Investment hereunder shall cause a breach of any other term or provision of this Agreement, including, without limitation, Section 6.6 hereof.”

2.21 Section 13 (Definitions). The following defined terms in Section 13.1 of the Loan Agreement hereby are deleted in their entirety:

“Cash Management Services”; -Eligible Inventory”; “FX Business Day”; “FX Forward Contract”; “FX Reduction Amount”; “FX Reserve”; “Letter of Credit Application”; “Letter of Credit Reserve”; “Settlement Date”.

2.22 Exhibit C attached to the Loan Agreement hereby is replaced with Exhibit C attached hereto.

2.23 Exhibit E attached to the Loan Agreement hereby is replaced with Exhibit E attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, hereby are ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, each Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date (and/or concurrently with this Amendment, as applicable) remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto; (b) the due execution and delivery to Bank of updated Borrowing Resolutions; (c) the payment by Borrower of any fees then due and owing pursuant to Section 2.4 of the Loan Agreement, as amended hereby, which may be debited from any of Borrower’s accounts with Bank; and (d) Borrowers’ payment of all Bank Expenses incurred to date, which may be debited from any of Borrowers’ accounts with Bank.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER

SILICON VALLEY BANK	PEREGRINE SEMICONDUCTOR CORPORATION

By: /s/ WILLIAM T. O’GRADY	By: /s/ JAY BISKUPSKI
Name: William T. O’Grady	Name: Jay Biskupski
Title: Relationship Manager	Title: CFO

EXHIBIT C

BORROWING BASE CERTIFICATE

Borrower: Peregrine Semiconductor Corporation

Lender: Silicon Valley Bank

Commitment Amount:    $20,000,000

ACCOUNTS RECEIVABLE
1.	Accounts Receivable (invoiced) Book Value as of	$

2.	Additions (please explain on next page)	$

3.	Less: Intercompany! Employee / Non-Trade Accounts	$

4.	NET TRADE ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
5.	90 Days Past Invoice Date	$

6.	Credit Balances over 90 Days	$

7.	Balance of 50% over 90 Day Accounts (Cross-Age or Current Affected)	$

8.	N/A	$

9.	Soietec Accounts in excess of the applicable cap	$

10.	Contra/Customer Deposit Accounts	$

11.	U.S. Governmental Accounts	$

12.	Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$

13.	Accounts with Memo or Pre-Billings	$

14.	Contract Accounts; Accounts with Progress / Milestone Billings	$

15.	Accounts for Retainage Billings	$

16.	Trust / Bonded Accounts	$

17.	Bill and Hold Accounts	$

18.	Unbilled Accounts	$

19.	Non-Trade Accounts (if not already deducted above)	$

20.	Accounts with Extended Term invoices (Net 90+)	$

21.	Chargeback Accounts / Debit Memos	$

22.	Product Returns, Exchanges	$

23.	Disputed Accounts; Insolvent Account Debtor Accounts	$

24.	Deferred Revenue, if applicable. Other (please explain on next page)	$

25.	Concentration Limits	$

26.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$

27.	Eligible Accounts (#4 minus #26)

28.	ELIGIBLE AMOUNT OF ACCOUNTS (85% of #27)	$

BALANCES
29.	Maximum Loan Amount		$20,000,000

30.	Total Funds Available Lesser of #29 or (#28 plus $3,500,000)	$

31.	Present balance owing on Line of Credit	$

32.	RESERVE POSITION (#30 minus #31)	$

[Continued on following page.]

Explanatory comments from previous page:

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Second Amended and Restated Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:		BANK USE ONLY
Received by:
By:			AUTHORIZED SIGNER
	Authorized Signer	Date:
Date:		Verified:
AUTHORIZED SIGNER
Date:
		Compliance Status:	Yes	No

EXHIBIT E

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:	____________
FROM:	PEREGRINE SEMICONDUCTOR CORPORATION

The undersigned authorized officer of Peregrine Semiconductor Corporation (“Borrower”) certifies that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Certificate AIR & A/P Agings, Inventory Report	Monthly within 20 days	Yes No
Annual Projections	FYE within 30 days	Yes No

Financial Covenant	Required	Actual		Complies
Maintain on a Monthly Basis:
Minimum Tangible Net Worth	See Schedule I	$	_______	Yes No
Minimum Liquidity Ratio	1.90:1.0		_______:1.0	Yes No
Minimum EBITDA	See Schedule I	$	_______	Yes No

The following financial covenant analyses and information set forth in Schedule I attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

PEREGRINE SEMICONDUCTOR CORPORATION	BANK USE ONLY
Received by:
By:	AUTHORIZED SIGNER

Name:	Date:

Title:	Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule I to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Tangible Net Worth (Section 6.7(a))

Required: At least the Base TNW Amount increasing annually as of the first (1st) day of each calendar year by (i) fifty percent of the gross proceeds received by Borrower from the sale of its equity securities received after the Second Amendment Effective Date and (ii) fifty percent (50%) of the prior twelve (12) months Net Income, beginning with the month ending January 31, 2013. “Base TNW Amount’ is (i) Twenty Five Million Dollars ($25,000,000) at all times from the Second Amendment Effective Date through June 30, 2012 and (ii) Twenty Seven Million Five Hundred Thousand Dollars ($27,500,000) at all times thereafter.

Actual:

A.	Aggregate consolidated net worth of Borrower	$

B.	Aggregate value of intangible assets of Borrower	$

C.	Equity of Borrower that is transferred to long term liabilities associated with the annual accounting adjustment FAS 150	$

D.	Tangible Net Worth (line A minus line B plus line C)	$

Is line D equal to or greater that the amount required above?

No, not in compliance	Yes, in compliance

II.	Liquidity Ratio (Section 6.7(b))

Required:	1.90 to 1.0

Actual:

A.	Unrestricted cash	$

B.	Eligible Accounts	$

C.	Liquidity (line A plus line B)	$

D.	Indebtedness owing from Borrower to Bank	$

E.	Liquidity Ratio (line C divided by Line D)	to 1.0

Is line E equal to or greater than 1.90 to 1.0?

______ No, not in compliance	______ Yes, in compliance

III.	EBITDA (Section 6.7(c))

Required: Trailing 9 month EBITDA of not less than (i) Nine Hundred Thousand Dollars ($900,000) for each monthly measuring period from September 2012 through May 2013; (ii) One Million One Hundred Thousand Dollars ($1,100,000) for each monthly measuring period from June 2013 through August 2013; (iii) One Million Three Hundred Thousand Dollars ($1,300,000) for each monthly measuring period from September 2013 through November 2013: and (iv) One Million Five Hundred Thousand Dollars ($1,500,000) for each monthly measuring period thereafter.

Actual:

A.	Earnings	$

B.	Income Taxes	$

C.	Depreciation	$

D.	Amortization	$

E.	Stock Based Compensation Expense	$

F.	EBITDA (Line A plus line B plus line C plus line D plus line E)	$

Is line F equal to or greater than the amount required above?

______ No, not in compliance	______ Yes, in compliance

BORROWING RESOLUTIONS

SVB > SiliconValley Bank

A Member of SVB Financial Group

CORPORATE BORROWING CERTIFICATE

BORROWER:	Peregrine Semiconductor Corporation	DATE: December 30, 2012
Bank:	Silicon Valley Bank

I hereby certify as follows, as of the date set forth above:

1. I am the Secretary, Assistant Secretary or other officer of the Borrower. My title is as set forth below.

2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3. Attached hereto are true, correct and complete copies of Borrower’s Articles/Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above. Such Articles/Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4. The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories

❑

❑

❑

❑

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Silicon Valley Bank (“Bank”).

Execute Loan Documents. Execute any loan documents Bank requires.

Grant Security. Grant Bank a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Letters of Credit. Apply for letters of credit from Bank.

Foreign Exchange Contracts. Execute spot or forward foreign exchange contracts.

Issue Warrants. Issue warrants for Borrower’s capital stock.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they believe to be necessary to effectuate such resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5. The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

PEREGRINE SEMICONDUCTOR CORPORATION

By:
Name:
Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the                                               [print title] of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By:
Name:
Title: